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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       Date of Report:  January 27, 1995
                       (Date of earliest event reported)



                             HELLER FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



                1-6157                                   36-1208070
       (Commission File Number)             (IRS Employer Identification Number)


 500 West Monroe Street, Chicago, Illinois                 60661
(Address of principal executive offices)                 (Zip Code)


                                 (312) 441-7000
              (Registrant's telephone number, including area code)





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ITEM 5.  OTHER EVENTS

On January 27, 1995, Heller Financial, Inc. (the "Registrant") released its earnings for calendar year 1994. A copy of the release is attached.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99      Heller Financial, Inc. - Report of 1994 Net Income, dated
        January 27, 1995





                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 27, 1995



                                        HELLER FINANCIAL, INC.



                                        By:      Richard J. Almeida
                                                 Richard J. Almeida
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer





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                                 EXHIBIT INDEX



Exhibit                                                          Sequentially
Number                                                           Numbered Pages
- ------                                                           --------------

99       Heller Financial, Inc. - Report of 1994  Net                4 - 8
         Income, dated January 27, 1995





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





                             Heller Financial, Inc.
                    Reports Record 1994 Pre-Tax Income and
             Net Income as well as Improvement in Nonearning Assets

    Chicago -- (January 27, 1995) -- Heller Financial, Inc. reported record 1994 pre-tax income and net income as well as a continuing improvement in the level of nonearning assets, Michael S. Blum, Chairman and Chief Executive Officer, announced today.

    Heller Financial's full-year 1994 income before taxes of $174 million represents an increase of $41 million, or a 31 percent gain over 1993. The sizable increase in income before taxes is mainly due to higher fees and other income from several product categories and a lower provision for losses as portfolio quality continued to improve.

    Despite the significant growth in pre-tax income, the 1994 record net income of $118 million was only slightly higher than in 1993. This was largely the result of the $40 million increase in the provision for income taxes year to year as the company approaches full taxpayer status.

    Operating revenues of $557 million in 1994 were driven by a 23 percent increase in fees and other income. The fees and other income increased due to higher revenues





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from certain real estate activities, higher gains from equity interests and investments, and higher revenues from asset based businesses.

    Operating expenses were higher largely as a result of increased spending on developing businesses in the asset based product category. While the company will continue to spend appropriately to develop these new businesses, the rate of increased spending will slow as the businesses mature.

    The provision for losses declined in 1994 by $22 million year to year as the level of problem loans continued to recede and the performance of financings completed over the past four years remained strong.

    In line with a key company objective, asset quality continues to improve. Among the more significant achievements in 1994 was the further reduction of nonearning assets to $303 million, a $127 million decrease from year-end 1993. Nonearning assets were 4 percent of total lending assets at year-end 1994, well within the company's targeted 3 percent to 5 percent range, compared with
5.9 percent at the end of 1993. Despite the improvement in asset quality, the allowance for losses was maintained at 3 percent of receivables.

    "These 1994 results are on-target with the strategic and operating goals we set for ourselves three years ago," said Blum. "We continue to both grow and diversify our sources of income across business lines, industries, deal size and geographic regions. Credit quality costs continue to decline and our current capital position is strong with a growing equity base, low leverage, a strong reserve position and conservative liquidity."





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    Heller Financial, Inc. is a worldwide commercial financial services organization which is a wholly-owned subsidiary of The Fuji Bank, Limited, one of the world's largest banks. Heller Financial, Inc. provides U.S.-based clients with corporate financing, real estate financing, factoring and working capital loans, equipment financing and leasing, asset-based finance and equity investments. The Company also operates in European, Asian, and Latin American countries through joint venture and wholly-owned companies that specialize in factoring, asset-based finance, acquisition finance, leasing, vendor finance and/or trade finance.





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                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (in millions)



                                                            December 31, 1994           December 31, 1993
                                                            -----------------           -----------------
Assets
- ------

Cash and cash equivalents                                        $      99                    $     170
Receivables                                                          7,585                        7,012
Less:  Allowance for losses                                            227                          211
                                                                 ---------                    ---------

    Net receivables                                                  7,358                        6,801

Investments                                                            634                          370
Investments in international joint ventures                            174                          144
Other assets                                                           211                          428
                                                                 ---------                    ---------

                                                                 $   8,476                    $   7,913
                                                                 =========                    =========

Liabilities and Stockholders' Equity
- ------------------------------------

Senior debt
    Commercial paper and short-term borrowings                   $   2,451                    $   1,981
    Notes and debentures                                             3,930                        3,893
Junior subordinated notes                                            --                              75
                                                                 ---------                    ---------

    Total debt                                                       6,381                        5,949

Credit balances of factoring clients                                   452                          433
Other payables and accruals                                            274                          243
                                                                 ---------                    ---------
    Total liabilities                                                7,107                        6,625

Minority interest                                                       39                           35

Stockholders' equity
    Cumulative Perpetual Senior Preferred
      Stock, Series A                                                  125                          125
    Cumulative Convertible Preferred
      Stock, Series D                                                   25                           25
    Common stock, additional paid-in
      capital and retained earnings                                  1,180                        1,103
                                                                 ---------                    ---------

    Total stockholders' equity                                       1,330                        1,253
                                                                 ---------                    ---------

                                                                 $   8,476                    $   7,913
                                                                 =========                    =========





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                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                 (in millions)


                                                                        For the Year Ended December 31,
                                                                   -------------------------------------------

                                                                         1994                        1993
                                                                    --------------              ---------------
Interest income                                                       $    702                    $    620
Interest expense                                                           336                         264
                                                                     ---------                  ----------

    Net interest income                                                    366                         356

Fees and other income                                                      170                         138
Income of international joint ventures                                      21                          23
                                                                     ---------                  ----------

    Operating revenues                                                     557                         517

Operating expenses                                                         195                         174
Provision for losses                                                       188                         210
                                                                     ---------                  ----------

    Income before income taxes                                             174                         133

Income tax provision                                                        51                          11
Minority interest                                                            5                           5
                                                                     ---------                  ----------

Net income                                                           $     118                  $      117
                                                                     =========                  ==========





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